SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 27, 2002


                         FOURTHSTAGE TECHNOLOGIES, INC.


          Delaware                       0-8164                   74-2971167
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


                            3300 North Central Avenue
                                    Suite 200
                             Phoenix, Arizona 85012
                                  602-766-0883

Item 5. Other Events

                               January 27th, 2002

                           NASDAQ-NOTICE OF DELISTING
                      (Pursuant to Marketplace Rule 4815(b)
                                 SYMBOL (FOURQ)

On December 31st, 2001, Fourthstage Technologies, Inc., (the "Company"), filed for Chapter 11 protection under the Bankruptcy Code of the United States, in the United States Bankruptcy Court for the District of Arizona, Phoenix, Arizona, case #01-17604-ECF-EWH. On January 23rd, 2002, NASDAQ, by letter dated January 23rd, 2002, notified the Company of its determination that "THE CONTINUED LISTING OF THE COMPANY'S SECURITIES ON THE NASDAQ STOCK MARKET IS NO LONGER WARRANTED", and that "STAFF HAS DETERMINED TO DELIST THE COMPANY'S SECURITIES FROM THE NASDAQ STOCK MARKET AT THE OPENING OF BUSINESS ON JANUARY 31ST, 2002. The decision of Nasdaq is based upon the following Marketplace Rules:

  4330(a)(1), 4330(a)(3), 4330(C), 4450(f), 4450(a)(2), 4450(a)(5), 4310(c)(13)

The Staff determination was based upon the following factors:

     *    The Filing and associated public interest concerns raised by it
     * Concerns regarding the residual equity interest of the existing listed security holders
     * The Company's failure to demonstrate its ability to sustain compliance with all requirements for continued listing with The Nasdaq Stock Market. In that regard, Staff notes that the Company has been below the minimum $5,000,000.00 market value of public float ("MVPF") and $1.00 minimum bid price requirements for continued listing under Maintenance Standard 1, as set forth in Marketplace Rules 4450(1)(2) and 4450(a)(5), since November 19, 2001 and September 17, 2001, respectively; and
     * In addition our records indicate that the Company has not paid its Listing of Additional shares (LAS) fees for the first and second quarters of 2001, in the amount of $2,000.00 and $22,500.00. Consequently, the Company does not comply with Marketplace Rule 4310( c)(13).

The Company anticipates being delisted in accordance with the Nasdaq Staff determination set forth above.

                                   ------------------------------
                                           Kevin P. Craig
                                            CEO/President
                                   Fourthstage Technologies, Inc.